EIS International, Inc. and Subsidiaries
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                                                                      Exhibit 11

                 Statement Re Computation of Per Share Earnings
                  (In thousands, except for per share amounts)




                                                                            Three Months                   Nine Months
                                                                         Ended September 30,            Ended September 30,
                                                                   ------------------------------   ----------------------------
                                                                       1997            1998            1997            1998
                                                                   --------------  --------------   ------------   -------------
Net income (loss)                                                     $ 1,548        $ (2,085)        $  (615)      $ (2,147)
                                                                      =======        ========         =======       ========
Weighted average number of common shares outstanding - Basic:          11,505          11,633          11,289         11,589
     Dilutive effect of stock options and warrants                        382              --              --             --
                                                                      -------        --------         -------       --------
Weighted average number of common shares outstanding - Diluted:        11,887          11,633          11,289         11,589
                                                                      =======        ========         =======       ========

Basic income (loss) per share:                                        $  0.13        $  (0.18)        $ (0.05)      $  (0.19)
Diluted income (loss) per share:                                         0.13           (0.18)          (0.05)         (0.19)

Note: For the three months ended September 30, 1998 and the first nine months of 1997 and 1998, the assumed exercise of stock options and warrants has not been included in the calculation as they would be anti-dilutive.